UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Under §240.14a-12

Nutex Health Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required

☐
Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT  —  SUBJECT TO COMPLETION, DATED APRIL 26, 2024
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE •, 2024
Dear Stockholder:
You are cordially invited to our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held June •, 2024, beginning at 9:00 a.m. Eastern Daylight Time, exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/NUTX2024 to consider and act upon the following matters:
(1)
To re-elect all members of our Board of Directors to serve as directors, each to hold office for a one-year term to expire at the 2025 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified:

Thomas T. Vo, Warren Hosseinion, Mitchell Creem, Cheryl Grenas, Michael L. Reed, Scott J. Saunders and Kelvin Spears;
(2)
To vote in an advisory capacity concerning the Company’s executive compensation;

(3)
To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-16 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting;

(4)
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

(5)
To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

Our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via the Internet as a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting www.virtualshareholdermeeting.com/NUTX2024. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world. We will continue to evaluate the format of our stockholder meetings on an annual basis.
Instead of mailing a printed copy of our proxy materials to all of our stockholders, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about •, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a stockholder of record, you may vote in one of the following ways:
(1)
Vote over the Internet prior to the virtual Annual Meeting, by visiting www.proxyvote.com (have your Notice or proxy card in hand to access the website);

(2)
Vote by Telephone, by calling the toll-free number [1-800-690-6903] (have your Notice or proxy card in hand when you call)

(3)
Vote by Mail, if you received a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

(4)
Vote online at the virtual Annual Meeting, by using the Notice or proxy card to access the Annual Meeting website, www.virtualshareholdermeeting.com/NUTX2024.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow to vote your shares.
Only stockholders of record at the close of business on April 22, 2024, the record date for the Annual Meeting, are entitled to notice of, and will be entitled to vote at, the Annual Meeting, or any adjournments or postponements thereof.
Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to vote your shares. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting is included in the accompanying proxy statement.
By Order of the Board of Directors,
Thomas T. Vo, M.D., MBA
Chairman of the Board and Chief Executive Officer
Houston, Texas
May • , 2024

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE ANNUAL MEETING AND VOTING	2
PROPOSAL 1: ELECTION OF DIRECTORS	9
Board Diversity Matrix	9
Information Regarding Directors	10
CORPORATE GOVERNANCE	13
General	13
Director Independence	13
Board Leadership Structure	13
Corporate Responsibility	14
Board of Directors Meetings	14
Committees of the Board of Directors	14
The Board’s Role in Risk Oversight	16
Code of Business Ethics Policy	17
Director Nomination Process	17
Limits on Director Service on Other Company Boards	18
Communication with the Board	19
Director Compensation	19
Limitation of Liability and Indemnification	20
Report of the Audit Committee of the Board of Directors	20
PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	22
PROPOSAL 3: TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A SPLIT RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-16 AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, PRIOR TO THE ONE-YEAR ANNIVERSARY OF THIS ANNUAL MEETING	23
PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
Independent Registered Public Accountant Fees	31
EXECUTIVE COMPENSATION	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
Pension Benefits	40
Nonqualified Deferred Compensation	40
Health and Welfare Plans	40
Tax Gross-Ups	40
Severance and Change in Control Payments and Benefits	40
Tax and Accounting Considerations	40
Securities Trading Policy	41
Compensation Recovery (“Clawback”) Policy	41
Grants of Plan-Based Awards in 2022	46
Option Exercises and Stock Vested in 2022	46
Potential Payments upon Termination or Change in Control	46

i

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PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE •, 2024
The Board of Directors (the “Board”) of Nutex Health Inc. (“Nutex,” “the Company,” “we,” “us,” or “our”) is soliciting proxies for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/NUTX2024 on June •, 2024 at 9:00 a.m. Eastern Daylight Time. We have determined that the Annual Meeting will be held in a virtual meeting format, via the Internet. At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting. com/NUTX2024. Further information about how to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit questions during the Annual Meeting is included in this proxy statement.
At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
1.
To re-elect all members of our Board of Directors to serve as directors, each to hold office for a one-year term to expire at the 2025 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified:

Thomas T. Vo, Warren Hosseinion, Mitchell Creem, Cheryl Grenas, Michael L. Reed, Scott J. Saunders and Kelvin Spears;
2.
To vote in an advisory capacity concerning the Company’s executive compensation;

3.
To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-16 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting;

4.
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

5.
To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on June •, 2024:
This proxy statement and our annual report are available electronically at www.proxyvote.com.
On or about May •, 2024, we will begin mailing a Notice of Internet Availability of proxy materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2023, which we filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2024 (the “2023 Annual Report”) and view instructions on how to vote in person, online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE ANNUAL
MEETING AND VOTING
How do I attend the virtual Annual Meeting?
This year’s Annual Meeting will be conducted as a virtual meeting of stockholders. We will host the Annual Meeting in person and online via the Internet as a virtual web conference. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit your questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUTX2024. The webcast will start at 10:00 a.m. Central Daylight Time on June •, 2024. You will need the control number included on your proxy card or in the instructions from your broker in order to be able to enter the Annual Meeting online. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.
Online check-in will begin at 9:45 a.m. Central Daylight Time on June •, 2024, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting at 9:45 a.m. on the day of the meeting.
Why is the Annual Meeting also conducted as a virtual, online meeting?
We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Annual Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted on the virtual meeting platform on the date of the Annual Meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. We will continue to evaluate the format of our stockholder meetings on an annual basis.
Why did you send me these proxy materials?
We are providing these proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting in person or online. However, you do not need to attend the meeting in person or virtually to vote your shares. Instead, you may vote your shares as described in further detail in the answer to the question “How do I vote?” below.
The Notice of Annual Meeting, proxy statement, and voting instructions, together with our 2023 Annual Report filed on Form 10-K, will be made available to each stockholder entitled to vote starting on or about •, 2024. These materials are available for viewing, printing and downloading on the Internet at www.proxyvote.com or on our website at www.nutexhealth.com.
Who can vote at the Annual Meeting and what are the voting rights of such stockholders?
Only stockholders of record at the close of business on April 22, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting. On the Record Date, there were 49,566,991 shares of our common stock, $0.001 par value per share (“common stock”) outstanding and entitled to vote (each share entitles its holder to one vote). Common stock is our only class of stock outstanding.
May I see a list of stockholders entitled to vote as of the Record Date?
A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least ten days prior to the Annual Meeting. If you wish to view this list, please contact our Corporate Secretary at Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, Texas 77081, Attention: Corporate Secretary, (713) 660-0557.

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote on the following matters:
(1)
To re-elect all members of our Board of Directors to serve as directors, each to hold office for a one-year term to expire at the 2025 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified:

Thomas T. Vo, Warren Hosseinion, Mitchell Creem, Cheryl Grenas, Michael L. Reed, Scott J. Saunders and Kelvin Spears;
(2)
To vote in an advisory capacity concerning Nutex Health Inc.’s executive compensation;

(3)
To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-16 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting;

(4)
To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024; and

(5)
To consider and vote upon such other business as may be properly brought before the Annual Meeting or any adjournments or postponements thereof.

None of the proposals listed above are conditioned upon the approval of any other proposal.
How many votes do I have?
Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.
How do I vote?
If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee (each a “Nominee”), you may vote:
(1)
Over the Internet prior to the Annual Meeting:   Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on the Notice (or your proxy card) to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Central Daylight Time on •, 2024, the day before the Annual Meeting, for your proxy to be validly submitted over the Internet and for your vote to count.

(2)
By Telephone:   Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions. You will need to have the Notice (or your proxy card) in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Central Daylight Time on •, 2024, the day before the Annual Meeting, for your telephonic proxy to be valid and for your vote to count.

(3)
By Mail:   If you received a printed copy of the proxy materials, complete and sign the enclosed proxy card and mail it in the enclosed envelope, postage prepaid, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than June •, 2024, the day before the Annual Meeting, for it to be valid and for your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.

(4)
In person or online while virtually attending the Annual Meeting:   In addition to voting in person, you may vote your shares online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/NUTX2024. You will need your control number included on your notice or proxy card in order to be able to vote during the Annual Meeting.

If your shares are held in “street name,” meaning they are held for your account by a Nominee, you may vote:
(1)
Over the Internet prior to the Annual Meeting or by Telephone:   You will receive instructions from your Nominee if they permit Internet or telephone voting. You should follow those instructions.

(2)
By Mail:   You will receive instructions from your Nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)
In person or online while virtually attending the Annual Meeting:   You will receive instructions from your Nominee explaining how you can vote your shares in person or online during the Annual Meeting. You will need your control number included on the Notice or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

If you hold your shares of our common stock in multiple accounts, you should vote your shares as described above for each account.
Can I revoke or change my vote?
If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do so, you must do one of the following:
(1)
Vote over the Internet or by telephone prior to the Annual Meeting as instructed above. Only your latest Internet or telephone vote submitted prior to the Annual Meeting is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m. Central Daylight Time on •, 2024.

(2)
Sign a new proxy card and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than 11:59, Central Daylight Time on •, 2024, the day before the Annual Meeting. Only your latest dated proxy will be counted.

(3)
Attend in person or attend the virtual Annual Meeting and vote online as instructed above. Attending the Annual Meeting in person or virtually alone will not revoke your Internet vote, telephone vote, or proxy submitted by mail, as the case may be.

(4)
Provide our Corporate Secretary written notice before or at the Annual Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your Nominee. You may also vote your shares online while virtually attending the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions.
Are there Dissenter’s Rights?
No. Stockholders have no right under the Delaware General Corporation Law or the Company’s Second Amended and Restated Certificate of Incorporation or the Company’s Second Amended and Restated Bylaws to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split and/or director election.
Will my shares be voted if I do not return my proxy or do not provide specific voting instructions on the proxy card or voting instruction form that I submit?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by telephone prior to the Annual Meeting, by returning your proxy by mail, or online at the virtual Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the Annual Meeting.
If your shares are held in “street name,” your brokerage firm may, under certain circumstances, vote your shares if you do not timely return your voting instructions. Stock exchange rules permit a broker to vote shares held in a brokerage account on certain proposals if the broker does not receive voting instructions from you. Stock exchange rules, however, prohibit brokers from voting uninstructed shares in the case of election of directors, executive compensation matters and certain other matters. Of the matters to be voted on at the Annual Meeting, we expect the only proposal on which brokers will have discretionary voting authority is the ratification of the appointment of our independent registered public accounting firm (Proposal 4).
A “broker non-vote” results on a matter when your broker returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you.
We encourage you to timely provide voting instructions to your Nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your Nominee about how to submit your voting instructions to them.
What constitutes a quorum at the Annual Meeting?
A quorum is needed to hold a valid meeting. A quorum will be present if the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the virtual Annual Meeting either “in person” virtually or as represented by proxy. For purposes of establishing a quorum, abstentions and broker non-votes are counted as present or represented. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of the Record Date, or 24,783,496 shares, constitutes a quorum at the Annual Meeting, permitting us to conduct the business of the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than May •, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Nutex Health Inc.
Attention: Secretary
6030 S. Rice Ave, Suite C, Houston, Texas 77081
We also encourage you to submit any such proposals via email to investors@nutexhealth.com.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting, who is present (in person or by proxy) at such annual meeting and who has delivered timely written notice to our

Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•
not earlier than the close of business on April •, 2025; and

•
not later than the close of business on May •, 2025.

In the event we hold the 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
What vote is required to approve each matter and how are votes counted?
Proposal 1:
Election of Directors
The seven nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from any director nominee and will be treated as broker non-votes. “Broker non-votes” will have no effect on the voting on Proposal 1.
You may:
•
vote FOR all nominees;

•
vote WITHHOLD all nominees; or

•
vote FOR ALL EXCEPT the director(s) whose name(s) you write into the proxy card.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the vote results.
Proposal 2:
Advisory Vote on the Compensation of Our Named Executive Officers
To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the approval of the compensation of our Named Executive Officers as described in this proxy statement. Shares held in street name by Nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2 will not be counted as votes FOR or AGAINST Proposal 2 and will be treated as broker non-votes. Broker non-votes will have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 2. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 2. As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof). However, our Compensation Committee and our Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

Proposal 3:
To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-16 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.
To be approved and adopted, this proposal requires the affirmative vote FOR of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. A vote to ABSTAIN and broker non-votes will have the same effect as votes against this proposal.
Proposal 4:
Ratification of the Appointment of our Independent Registered Public Accounting Firm
To approve Proposal 4, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 4. If you vote to ABSTAIN on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 4. As a result, voting to ABSTAIN will have no effect on the voting on Proposal 4. Although stockholder ratification of our Audit Committee’s appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee and Board will reconsider the appointment of Marcum LLP as our independent registered public accounting firm for future service.
How does the Board recommend that I vote on the proposals?
Our Board recommends that you vote:
•
FOR the re-election of all members of our Board of Directors to serve as directors, each to hold office for a one-year term to expire at the 2025 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified.

•
FOR the Company’s compensation of Named Executive Officers as proposed.

•
FOR the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-2 and 1-for-16 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

•
FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2024.

Are there other matters to be voted on at the Annual Meeting?
We do not know of any matters that may come before the Annual Meeting other than Proposals 1 through 4. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
How do I submit a question at the virtual Annual Meeting?
We invite appropriate questions pertinent to the Company and the matters to be voted on at the Annual Meeting. We will not be providing a business update at the Annual Meeting or discussing matters related to our business or operations. If there are any matters of individual concern to a stockholder or not related to the matters to be voted on at the Annual Meeting, or if a question was not otherwise answered, such matters may be raised separately after the Annual Meeting by contacting Investor Relations at investors@nutexhealth.com.

If you wish to submit a question on the day of the Annual Meeting, beginning at 9:45 a.m. Central Daylight Time, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/NUTX2024, proceed to the “Ask A Question” area on the lower right side of the screen, select a “Question Topic” from the drop down menu, type your question where it states “Enter Question” and click the “Submit” tab. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/NUTX2024 during the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. We will answer appropriate questions that are pertinent to the Company and the matters to be voted on by the stockholders at the Annual Meeting. Because time is limited at the Annual Meeting, we may not be able to answer all questions that are submitted. To promote fairness, efficiently use the Company’s resources and address all stockholder questions, we will limit each stockholder to one question, which should be succinct and should cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
How are we soliciting proxies and tabulating votes?
We will pay all of the costs of soliciting proxies. In addition to these proxy materials, our directors, officers, and other employees may also solicit proxies in person or by mail, telephone, fax or email without additional compensation. We will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Votes will be tabulated by www.transferonline.com. If you have any questions or need assistance with voting please contact Daniel Harris at Daniel@transferonline.com and Matthew Genera at mgenera@transferonline.com.
How do I obtain an Annual Report on Form 10-K?
If you would like a copy of our 2023 Annual Report, we will send you one without charge. Please write to:
Nutex Health Inc.
6030 S. Rice Ave, Suite C,
Houston, Texas 77081
Attn: Investor Relations
All of our SEC filings are also available free of charge under the heading “SEC Filings” in the “Investors” section of our website at www.nutexhealth.com.
How can I find out the results of the voting at the virtual Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:
ELECTION OF DIRECTORS
Currently there are seven members on our Board. All of our directors are subject to re-election at the annual meeting of stockholders each to hold office for a one-year term to expire at the 2025 annual meeting of stockholders or in the case of their resignation or removal, until their successors are duly elected and qualified. In accordance with our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, our Board may fill vacancies resulting from resignation or removal from the Board by appointment.
We have no formal policy regarding board diversity, but our Corporate Governance Principles provide that the background and qualifications of the members of our Board considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities. Our priority in the selection of board members is: (a) identification of members who will further the interests of our stockholders through their established record of professional accomplishment; (b) ability to contribute positively to the collaborative culture among board members; (c) knowledge of our business; (d) understanding of the competitive landscape; and (e) adherence to high ethical standards. Our Board believes that personal diversity, including gender, ethnic and racial diversity, is an added benefit to the Board and its ability to function effectively. Therefore, the Board has committed to strengthening its consideration of diversity factors when evaluating potential director nominees in both the charter of the Nominating and Governance Committee and the Company’s Corporate Governance Principles to include diversity among the factors it considers when evaluating potential candidates to the extent consistent with applicable legal requirements and the Board’s fiduciary duties. Certain individual qualifications and skills of our directors, including director diversity, that contribute to our Board’s effectiveness as a whole are summarized and described below.
Board Diversity Matrix
The following Board Diversity Matrix sets forth gender and demographic information of our current Board members in accordance with Nasdaq Listing Rule 5606, as self-reported by our Board members.
Board Diversity Matrix
Board Size:
Total Number of Directors:   7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background*
African American	0	1	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian	0	0	0	0
White	1	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did not Disclose Demographic Background

*
Directors who identify as Middle Eastern: 1

Information Regarding Directors
The information set forth below as to the directors and nominees for directors has been furnished to us by the directors and nominees for directors:
Nominees for Election to the Board
Name	Age	Present Position with Nutex Health Inc.
Thomas T. Vo, M.D., MBA	51	Chief Executive Officer and Chairman of the Board
Warren Hosseinion M.D.	52	President and Director
Mitchell Creem, MHA	66	Independent Director
Cheryl Grenas, R.N., M.S.N	64	Independent Director
Michael L. Reed, MPH	66	Independent Director
Kelvin Spears, M.D.	63	Director
Scott J. Saunders, MPPM	61	Independent Director
Thomas T. Vo, M.D., MBA, Chief Executive Officer, Director and Chairman of the Board
Dr. Vo was appointed as the Company’s Chief Executive Officer on April 1, 2022 and elected, effective April 1, 2022, as the Chairman of the Board. Since 2010, Dr. Vo has served as the founder and executive officer of affiliates of the Company. Although no longer practicing, Dr. Vo worked as an emergency medicine physician in Houston, Texas, for over twenty years. Between 2008 and 2011, Dr. Vo served as a founder and original partner at the free-standing emergency health company, Neighbors Emergency Center. Since then, Dr. Vo has been involved with the opening of over 40 freestanding emergency departments and micro hospitals. Dr. Vo holds a Bachelor of Science in Life Sciences from Kent State University and received his Doctor of Medicine from North East Ohio Universities College of Medicine. In 2004, Dr. Vo also received his Master of Business Administration from Rice University. The Company believes that Dr. Vo’s unique background in the emergency hospital field and proven management experience make him well qualified to serve as a director.
Warren Hosseinion, M.D., President and Director
Warren Hosseinion, M.D., is the President and a director of the Company, positions he has held since April 2022. From February 26, 2021 to April 1, 2022, Dr. Hosseinion was Chief Executive Officer of Clinigence Holdings, Inc. (n/k/a Nutex Health Inc.). From April 2019 to April 2022, Dr. Hosseinion served as Chief Executive Officer and Chairman of the board of directors of Clinigence Holdings, Inc. In addition, Dr. Hosseinion has served as the Non-Executive Chairman of the board of directors of Cardio Diagnostic Holdings, Inc. (“Cardio”) (NASDAQ: CDIO) since the consummation of its business combination with Mana Capital Acquisition Corp. in October 2022. Cardio was formed to further develop and commercialize a series of products for major types of cardiovascular disease and associated co-morbidities including coronary heart disease, stroke, heart failure and diabetes, by leveraging our proprietary Artificial Intelligence-driven Integrated Genetic-Epigenetic Engine™. Dr. Hosseinion is a Co-Founder of Apollo Medical Holdings, Inc. (Nasdaq: AMEH) (“ApolloMed”) and served as a member of the board of directors of ApolloMed from July 2008 to March 2019, as the Chief Executive Officer of ApolloMed from July 2008 to December 2017, and as the Co-Chief Executive Officer of ApolloMed from December 2017 to March 2019. ApolloMed is a physician-centric, technology-powered, risk-bearing healthcare company with an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements. Dr. Hosseinion received his Bachelor of Science in Biology from the University of San Francisco, his Master of Science in Physiology and Biophysics from the Georgetown University Graduate School of Arts and Sciences, his Doctor of Medicine from the Georgetown University School of Medicine and completed his residency in internal medicine from the Los Angeles County-University of Southern California Medical Center. Dr. Hosseinion’s qualifications to serve on our Board include his position as our current President. In addition, Dr. Hosseinion’s experience as a physician, along with his background at ApolloMed and Cardio, brings our Board and our Company a depth of understanding of physician culture and the healthcare market, as well as a strong knowledge of the public markets.

Mitchell Creem, MHA, Director, Audit Committee Chairman
Mitchell Creem, MHA has been a director of the Company since April 1, 2022. Mr. Creem has spent over 35 years as a “C-level” executive of healthcare organizations, and he brings strong business evaluation and operational experience to the Company. Mr. Creem is currently a principal at GreenRock Capital, a firm that provides healthcare and commercial real estate owners with a new form of low-cost capital for development, value-add and recapitalization projects. Since July 2017, Mr. Creem has also served as President of The Bridgewater Healthcare Group, which provides hospital and health system management and performance consulting. From October 2015 to July 2017, Mr. Creem served as the Chief Executive and Administrative Officer of Verity Health System, a six-hospital system in California. Prior to this, he served as the Chief Financial Officer and Board Member of ApolloMed from October 2012 to October 2015. Prior to ApolloMed, he served as the Chief Executive Officer of the Keck Hospital of University of Southern California (“USC”) and USC Norris Cancer Center. Prior to his tenure at USC, he served as the Chief Financial Officer and Associate Vice Chancellor of University of California, Los Angeles (“UCLA”) Health Sciences, including UCLA Medical Center, the Geffen School of Medicine at UCLA, and UCLA Faculty Practice. Prior to UCLA, he served as Chief Financial Officer of Beth Israel Deaconess Medical Center, a Harvard University teaching hospital, and Chief Financial Officer of Tufts University Medical Center. Prior to this, he worked for several years in a senior management position at the healthcare practice group of PricewaterhouseCoopers, where he was responsible for numerous consulting engagements, financial statement audits and financial feasibility studies. He has been a guest lecturer at USC, UCLA and Harvard University. Mr. Creem holds a Bachelor of Science in Accounting and Business Administration from Boston University and a Master of Health Administration from Duke University. The Company believes that Mr. Creem’s background and experience in healthcare management roles make him well qualified to serve as a director.
Cheryl Grenas, R.N. M.S.N., Compensation Committee Chairman
Cheryl Grenas, R.N., M.S.N. has been a director of the Company since April 1, 2022. Since March 2018, Ms. Grenas has served as the Chief Nursing Officer at Behavioral Hospital of Bellaire. From July 2017 to March 2018, she was a consultant to start-up and existing freestanding emergency departments in the Houston metropolitan area. From August 2015 to July 2017, she was the Regional Facility Director at Neighbors Emergency Center (Free Standing Emergency Departments). Ms. Grenas served in the United States Navy for 20 years, achieved the rank of Lieutenant Commander, and is a veteran of two deployments in support of Operation Iraqi Freedom (2005) and Operation Enduring Freedom (2011). She was awarded two Navy Commendation Medals and four Navy Achievement Medals during her service. Ms. Grenas, holds a Bachelor of Science in Nursing and a Master of Science in nursing from Prairie View A&M University. The Company believes that Ms. Grenas’ background and experience in healthcare management roles make her well qualified to serve as a director.
Michael L. Reed, MPH. Director, Governance Committee Chairman
Michael L. Reed, MPH has been a director of the Company since April 1, 2022. Mr. Reed has been an independent consultant providing advisory services in the areas of emergency medicine, hospitalist medicine, hospital operations, risk-based payor contracts, value-based care, and physician practice operations and development since January of 2018. From January 2019 to January 2020, Mr. Reed was Senior Vice President of Business Development and Strategic Partnerships of the Oncology Institute, a value-based oncology care company. From April 2018 to December 2018, Mr. Reed served as the Chief Executive Officer of Turtle Peak Customer Service, LLC, a Las Vegas, Nevada-based privately-held customer service company. Since August 2017, Mr. Reed has served as Senior Advisor to NueHealth, LLC, based in Leawood, Kansas, a privately-held developer and investor in lower-cost healthcare centers. From July 2009 to October 2013, Mr. Reed was President and Chief Executive Officer of Team Health Hospital Medicine, a division of TeamHealth, a once publicly-traded company that was acquired by Blackstone in 2017. In addition, from December 2001 to November 2004, he served as the Chief Operating Officer of Pinnacle Health System, a health care solutions company providing outpatient, inpatient, claims, billing, and medical management. Mr. Reed holds a Bachelor of Science in Health Services Management from California State University and received his Master of Public Health from UCLA. The Company believes that Mr. Reed’s long-standing career as a professional healthcare executive within the emergency medicine system and value-based care make him well qualified to serve as a director.

Scott J. Saunders, MPPM, Director
Scott J. Saunders has been an independent director of the Company since April 11, 2024.. Mr. Saunders is head of health care advisory services and has been Managing Director of Farlie Turner Gilbert & Co., LLC, a boutique middle market investment bank in Fort Lauderdale, Florida, since 2006. Since 1992, he has served as a financial and strategic advisor to middle market companies across a variety of industries, including companies primarily in the healthcare industry as well as those in financial distress. In addition, he advised companies in the media and communications, business services, industrial, and consumer products industries. The majority of transactions consummated during this period have been corporate divestitures but have also included debt and equity private placements and buy-side advisory work. He has been a guest lecturer at the University of Florida and Florida International University. In addition, he co-taught a class in management consulting to undergraduates and graduate students in the Management Department at the University of Miami. He is a frequent panelist at industry conferences on topics in healthcare M&A and financing. Throughout his career, he has developed relationships with key representatives of leading middle market private equity and private credit firms, as well as mezzanine capital firms, BDCs, and selected hedge funds. Mr. Saunders received his B.A. degree from Wesleyan University and his MPPM degree from the Yale University School of Management. The Company believes that Mr. Saunders’s background and experience in healthcare advisory roles make him well qualified to serve as a director.
Kelvin Spears, M.D., Director
Dr. Kelvin Spears has been a member of the Board since April 1, 2024. Dr. Spears completed his emergency medicine residency followed by a fellowship in Critical Care at Martin Luther King Jr, Charles Richard Drew University Health Sciences, in Los Angeles California. Prior to his residency, he first earned his medical degree from Meharry Medical College. Prior to this, he received a B.S. in Chemistry from Dillard University. Dr. Spears is board certified in Emergency Medicine by the American Board of Emergency Medicine and is a Fellow of the American College of Emergency Physicians. Dr. Spears has been a practicing emergency medicine physician for over 32 years. Since 2017, he has been a Physician Partner, Chief Medical Director and ED Director at Alexandria Emergency Hospital in Alexandria, LA. a hospital affiliate of the Company. Dr. Spears also serves as the EMS Medical Director for Alexandria Fire Department, Pineville Fire Department, Cotile Fire Department, Central Louisiana Bureau EMS, Kisatchie Forest/US Forest Service and Rapides Parish School Additionally, from 2014 to 2017 he served as Emergency Department Director at Christus St. Frances Cabrini Hospital in Alexandria, LA and at Contract Management Group SMD, Envision, Sound, servicing a 45,000 patient per year Emergency Department. Dr. Spears’ dedication to providing quality healthcare in the most efficient and effective methods, along with his extensive EMS background and wealth of experience, make him well- qualified to serve as a director.
WE RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THOMAS T. VO, WARREN HOSSEINION, MITCHELL CREEM, CHERYL GRENAS, MICHAEL L. REED, SCOTT J. SAUNDERS, AND KELVIN SPEARS, AS A DIRECTOR.

CORPORATE GOVERNANCE
General
We believe that good corporate governance is important to ensure the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted, including our Code of Business Ethics policy, which applies to all of our officers, directors and employees, Corporate Governance Principles, and charters for our Board of Directors’ Audit Committee, Compensation Committee, and Nominating and Governance Committee. We have posted copies of our Code of Business Ethics policy as well as each of our committee charters, under the heading “Corporate Governance” in the “Investors” section of our website, www.nutexhealth.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our Code of Business Ethics policy that are required to be disclosed by law or the Listing Rules of the Nasdaq Stock Market (“Nasdaq”). We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, TX 77081, Attention: Investor Relations.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominations committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.
Ms. Cheryl Grenas, R.N., M.S.N. and Messrs. Mitchell Creem, MHA, Michael Reed MPH and Scott J. Saunders, MPPM each qualify as “independent” in accordance with the listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us.
In addition, as required by Nasdaq Listing Rules, our Board has made an affirmative determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each director.
Messrs. Thomas T. Vo, M.D., MBA and Warren Hosseinion, M.D. are not considered independent because they are officers of the Company. Mr. Kevin Spears, M.D. is not considered independent because since 2017, he has been a Physician Partner, Chief Medical Director and ED Director at Alexandria Emergency Hospital in Alexandria, LA., a hospital affiliate of the Company. Our Board also determined that each non-employee director who serves as a member of the Audit, Compensation, and Nominating Committees satisfies the independence standards for such committee established by the SEC and NASDAQ, as applicable. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Second Amended and Restated Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, Dr. Vo serves as the Company’s Chairman and Chief Executive Officer. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.
In addition, the Board may appoint a lead independent director. The lead independent director, if appointed, will preside over periodic meetings of independent directors, serve as a liaison between the Chairman and the independent directors and perform such additional duties as the Board may otherwise determine and delegate.
Our Board has concluded that the current leadership structure described above is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future, as it deems appropriate.
Corporate Responsibility
We are committed to policies and practices focused on environment, social and governance (“ESG”) matters and through doing so believe we positively impact our social communities and cultivate and maintain good corporate governance. By focusing on ESG policies and practices, we believe we can affect a meaningful and positive change in our community and continue to cultivate our open and inclusive collaborative culture. Some of the initiatives that we were most proud of in 2023 include continuing support for the scientific, medical, patient, and local communities in which we operate, including patient education, public health, quality of healthcare, and disease awareness, sponsoring local youth programs that focus on providing educational resources and career development opportunities for members of underserved communities and schools with diverse populations, and supporting patient community needs.
Board of Directors Meetings
Our Board met 20 times during the year ended December 31, 2023, including telephonic meetings. During 2023, each of our incumbent directors attended or participated telephonically in 95% or more of the aggregate of (a) the total number of meetings of the Board held during the period for which he or she served as a director and (b) the total number of meetings of all committees on which the director served during the periods that he or she served. We do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders.
Committees of the Board of Directors
Our Board currently has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found under the heading “Governance” in the “Investors” section of our website at www.nutexhealth.com. The following table provides membership information for the current composition of these committees:
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas T. Vo, M.D., MBA
Warren Hosseinion, M.D.
Mitchell Creem, MHA	X*	X	X
Cheryl Grenas, R.N., M.S.N		X*	X
Michael L. Reed, MPH	X	X	X*
Scott J. Saunders, MPPM	X	X	X
Kelvin Spears, M.D.

*
Committee Chair

Audit Committee
The Audit Committee is responsible for monitoring and reviewing our financial statements and internal controls over financial reporting. In addition, they recommend the selection of the independent auditors and consult with both management and the independent auditors prior to the presentation of financial statements to stockholders and the filing of our forms 10-Q and 10-K. The Audit Committee has adopted a charter and it is posted on our web site at https://www.nutexhealth.com/governance-documents/.
The Audit Committee consists of Messrs. Mitchell Creem, Michael Reed, and Scott J. Saunders, with Mitchell Creem serving as Chairman. The Board has determined that Mitchell Creem is an “audit committee financial expert” (as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act) and, each of the three audit committee members are “independent” directors that satisfy the heightened audit committee independence requirements under the NASDAQ Listing Rules and Rule 10A-3 of the Exchange Act. The Audit Committee met five times during the year ended December 31, 2023, including telephonic meetings.
Compensation Committee
The Compensation Committee consists of Ms. Cheryl Grenas, Mitchell Creem, and Michael Reed, with Cheryl Grenas serving as Chairman and is responsible for reviewing and recommending to the Board the compensation and over-all benefits of our executive officers. The Compensation Committee may, but is not required to, consult with outside compensation consultants. The Compensation Committee has adopted a charter and the charter is posted on our web site https://www.nutexhealth.com/governance-documents/. Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Our Chief Executive Officer makes recommendations for the respective executive officers that report to him to our Compensation Committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term compensation, including equity incentives, for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our Compensation Committee then reviews the recommendations and other data, including various compensation survey data and publicly-available data of our peers, and makes decisions as to the target total direct compensation for each executive officer, as well as each individual compensation element. While our Chief Executive Officer typically attends meetings of the Compensation Committee, the Compensation Committee meets outside the presence of our Chief Executive Officer when discussing and approving his compensation and when discussing certain other matters, as well.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In fiscal year 2023, the Board and the Compensation Committee retained Mercer, a national compensation consulting firm, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Board and the Compensation Committee engaged Mercer to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, and the work performed by Mercer creates any conflict of interest. The Compensation Committee met eight times during the year ended December 31, 2023, including telephonic meetings.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for assisting the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s affairs in the areas of corporate governance matters.
Additionally, the Nominating and Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The Nominating and Governance Committee considers persons identified by its members, management, shareholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in a charter adopted by us, generally provide that persons to be nominated:
(1)
should have demonstrated notable or significant achievements in business, education or public service;

(2)
should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

(3)
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating and Governance Committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating and Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating and Governance Committee does not distinguish among nominees recommended by shareholders and other persons. The Nominating and Governance Committee consists of Messrs. Michael Reed, MPH, Mitchell Creem, Scott J. Saunders and Ms. Cheryl Grenas, R.N., M.S.N., with Michael Reed, MPH serving as chairman. The Nominating and Governance Committee has adopted a charter and the charter is posted on our web site https://www.nutexhealth.com/governance-documents/. The Nominating and Governance Committee met three times during the year ended December 31, 2023, including telephonic meetings.
The Board’s Role in Risk Oversight
Our Board has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including the Company’s corporate strategy, business objectives, compliance, financial condition, legal, regulatory, commercial and reputational risk. The committees of the Board execute their risk oversight responsibility for risk management as follows:
(1)
The Audit Committee reviews information regarding liquidity and operations and oversees our management of financial risks as well as risks associated with cybersecurity. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and financial-related regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures.

(2)
The Compensation Committee is responsible for the design and oversight of our executive compensation philosophy, policies, plans and practices, including ensuring that our overall executive compensation program appropriately links pay to performance and aligns the interests of our executives with our stockholders and that the elements of our compensation programs mitigate excessive risk-taking.

(3)
The Nominating and Governance Committee manages risks associated with the independence of members of our Board, corporate disclosure practices, potential conflicts of interest, and corporate responsibility and sustainability efforts, including the impact of ESG issues. The Nominating and Governance Committee also provides oversight of our non-financial compliance program by monitoring our compliance policies, standards, procedures, systems and initiatives as well as oversight of our quality, regulatory and commercial compliance programs.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant risk are considered by our Board as a whole.

Code of Business Ethics Policy
Our Board has adopted a Code of Business Ethics Policy to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Code of Business Ethics Policy in the “Governance” section of the “Investors” page of our web site located at https://www.nutexhealth.com/governance-documents/.
Director Nomination Process
Director Qualifications
In evaluating director nominees, the Nominating and Governance Committee considers, among other things, the following factors:
(1)
reputation for personal and professional integrity, honesty and adherence to high ethical standards;

(2)
demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company;

(3)
commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

(4)
interest and ability to understand the sometimes-conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

(5)
diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members;

(6)
diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

(7)
practical and mature business judgment, including the ability to make independent analytical inquiries.

The Nominating and Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the Nominating and Governance Committee believes that the background and qualifications of the members of our Board, considered as a group, should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.
The Nominating and Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee considers such factors, including those set forth above, as it may deem are in the best interests of the Company and its stockholders. The committee further believes it is appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our Board be independent as required under the Nasdaq qualification standards. The Nominating and Governance Committee believes it is appropriate for our Chief Executive Officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the Nominating and Governance Committee.
Identification and Evaluation of Nominees for Directors
The Nominating and Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Governance Committee’s criteria for service on the Board and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise. The

Nominating and Governance Committee reviews the overall service provided by these directors to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the Board’s self-evaluation, which is generally conducted annually, to determine whether to recommend them to the Board for nomination for a new term.
If any member of our Board does not wish to continue to serve on the Board or if our Board decides not to re-nominate a member for re-election, and our Board seeks to fill such vacancy, the Nominating and Governance Committee identifies a new nominee that meets the criteria above. The Nominating and Governance Committee generally inquires of our Board and members of management for their recommendations and may also review the composition and qualification of the boards of directors of our competitors or seek input from industry experts or analysts. The Nominating and Governance Committee then reviews the qualifications, experience, and background of suggested candidates. Final candidates, if other than our current directors, are interviewed by the members of the Nominating and Governance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating and Governance Committee makes its recommendation to our Board. The Nominating and Governance Committee has previously engaged a search firm to conduct a search for additional directors with extensive development, regulatory or commercialization expertise to join our Board. The Nominating and Governance Committee may in the future engage third-party search firms in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.
We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management, or other parties are evaluated. Stockholders wishing to recommend a director candidate for consideration by our Nominating and Governance Committee must submit such recommendation in writing to our principal executive offices at Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, TX 77081, Attention: Corporate Secretary. Such recommendation must be received by us no later than May •, 2025. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.
Stockholders also have the right under our Second Amended and Restated Bylaws to directly nominate director candidates, without any action or recommendation on the part of our Nominating and Governance Committee or the Board, by following the procedures set forth below under “Stockholder Proposals” below. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement and proxy card for the next annual meeting of stockholders. Otherwise, candidates nominated by stockholders in accordance with the procedures set forth in our Second Amended and Restated Bylaws will not be included in our proxy statement for the next annual meeting.
Limits on Director Service on Other Company Boards
We have a highly effective and engaged Board, and we believe that our directors’ service on other companies’ boards enable them to contribute valuable knowledge and perspective to our Board activities. Nonetheless, the Board is sensitive to the external obligations of its directors and the potential for overboarding to compromise their ability to effectively serve the Company and works to evaluate and ensure that the external obligations of members of the Board does not negatively impact current Board obligations.

Communication with the Board
Stockholders seeking to communicate with our Board must submit their written comments to Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, Texas 77081, Attention: Corporate Secretary. The Corporate Secretary will forward such communications to each member of our Board; provided that, if in the opinion of our Corporate Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Director Compensation
The non-executive members of the Board are eligible to receive both cash and equity compensation for their service as board members. Members of management who are on the Board are not eligible for additional compensation for service as board members.
The Compensation Committee periodically reviews the Nutex compensation program and may, from time-to-time, recommend to the Board changes to the program. The Compensation Committee may seek the advice of an independent compensation consultant to the extent it deems necessary or appropriate in the discharge of its duties.
Equity Awards.
We may grant an annual equity award to each non-executive director as determined in the judgment of the Compensation Committee, and are paid in RSUs or common stock that fully vest one year following the grant date, subject to continued service through the applicable vesting date.
Cash Retainers.
We provide our non-executive directors with cash retainers, paid monthly. The annual cash retainer for each non-executive director is $150,000. Additionally, we provided the following annual cash retainers in fiscal year 2023, which are prorated for partial years of service:
Additional Annual Retainer for Committee Membership:
Audit Committee Chairman	$20,000
Compensation Committee Chairman	$15,000
Nominating and Governance Committee Chairman	$15,000
In 2023, we provided the following cash retainers to our non-executive directors:
John Waters, Audit Committee Chair	$148,743
Mitchell Creem, Compensation Committee Chair	$144,375
Michael Reed, Nominating and Governance Audit Committee Chair	$144,375
Cheryl Grenas, Director	$131,250
The following table presents compensation received by our non-executive directors during fiscal year 2023. Messrs. Vo and Hosseinion did not receive compensation for their service on the Board and the compensation paid to Messrs. Vo and Hosseinion as employees of Nutex are set forth under the 2023 Summary Compensation Table:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John Waters	148,743	0	148,743
Mitchell Creem	144,375	0	144,375
Michael Reed	144,375	0	144,375
Cheryl Grenas	131,250	0	131,250

Limitation of Liability and Indemnification
Our Amended and Restated Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law (the “DGCL”) and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:
(1)
for any breach of the director’s duty of loyalty to us or our stockholders;

(2)
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3)
or voting or assenting to unlawful payments of dividends, stock repurchases, or other distributions; or

(4)
for any transaction from which the director derived an improper personal benefit. Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We maintain an insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors. These indemnification agreements require us, among other things, to indemnify each such director for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Report of the Audit Committee of the Board of Directors
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. We have reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2023 and discussed them with Company management and Marcum LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2023.
We have received from, and discussed with, Marcum LLP, who are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, we have discussed with Marcum LLP its independence from management and the Company, have received from Marcum LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, and have considered the compatibility of non-audit services with the auditors’ independence.
Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished by the Audit Committee.
Respectfully submitted,
The Audit Committee of the Board of Directors
Michell Creem, Chair
Michael Reed
Scott J. Saunders
Required Vote
If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board. Abstentions and broker non-votes will have no effect on the election of directors.

PROPOSAL 2:
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.
We encourage our stockholders to closely read the “Executive Compensation” section of this proxy statement, which describes in detail our executive compensation programs and the decisions made by our Compensation Committee and our Board with respect to the year ended December 31, 2023.
We maintain straightforward executive compensation programs that consist almost entirely of base salary, an annual cash incentive bonus and annual equity awards. These elements of compensation have been selected by our Compensation Committee because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate and retain qualified and talented executives who are critical to our success, motivating them to achieve our business goals and rewarding them for superior short- and long-term performance. One of the goals of our Compensation Committee is to ensure that our compensation programs are aligned with the interests of our stockholders and our business goals in order to attain our ultimate objective of increasing stockholder value. We believe that consistent with these goals, the total compensation paid to each of our NEOs is fair, reasonable and competitive. Further, we believe our programs do not encourage excessive risk-taking by management.
Our Board is asking stockholders to approve, on an advisory basis, the following resolution:
RESOLVED, that the compensation paid to Nutex Health Inc.’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.
Required Vote
This vote is required by law but is advisory and is not binding upon the Company with regard to the compensation of our NEOs. This vote is intended to serve as an indication of support of the proposed compensation package of our Company’s NEOs. The results of the vote on this matter shall be disclosed in a filing made with the SEC that will be available for review through the Company’s website at www.nutexhealth.com. Any change resulting from this vote shall be disclosed after the Board has had an opportunity to review and evaluate the vote. Such action shall be announced in a filing made with the SEC that will be available for review through the Company’s website. This filing will be made at least 60 days prior to the deadline for the submission of shareholder proposals for next year’s meeting.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3:
TO APPROVE AN AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A SPLIT RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-16 AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, PRIOR TO THE ONE-YEAR ANNIVERSARY OF THIS ANNUAL MEETING
Background
On May 22, 2023, the Company received a letter (the “First Nasdaq Bid Price Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for thirty consecutive business days prior to the date of such letter, the bid price for the Company’s common stock (the “Common Stock”) had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until November 20, 2023, to regain compliance. As of such date, the Common Stock did not regain compliance with the Minimum Bid Price Requirement.
However, upon receipt of written notification by the Company of its intent to cure the deficiency, in a letter dated November 21, 2023 (the “Second Nasdaq Bid Price Letter”), Nasdaq notified the Company that it has determined that the Company is eligible for an additional 180 calendar day period, or until May 20, 2024, to regain compliance (the “Second Compliance Period”). Nasdaq’s determination is based on the Company’s meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the Second Compliance Period by effecting a reverse stock split, if necessary. If the Company chooses to effect a reverse stock split, it will have to be implemented no later than ten business days prior to the end of the Second Compliance Period.
As of the date hereof and taking into account the effects of the Company’s April 2024 Reverse Split (as defined below), the Common Stock has not regained compliance with the Minimum Bid Price Requirement.
Our Board recommends that our stockholders approve a proposed amendment to our Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Annex A, to effect an additional reverse stock split of our outstanding shares of common stock at a reverse stock split ratio of between 1-for-2 and 1-for-16, as determined by the Board in its sole discretion, at any time prior to the one-year anniversary of this Annual Meeting (the “Proposed Reverse Split”). If the stockholders approve and adopt the proposed amendment to effect the reverse stock split, and our Board decides to implement it, the reverse stock split will become effective as specified in the amendment to be filed with the Secretary of State of the State of Delaware.
If implemented, the reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed amendment will not reduce the number of authorized shares of common stock.
Our common stock is currently quoted on NASDAQ, and we are therefore subject to its continued listing requirements, including requirements with respect to the market value of publicly held shares, market value of listed shares, minimum bid price per share, and minimum stockholder’s equity, among others, and requirements relating to board and committee independence. If we fail to satisfy one or more of the requirements, we may be delisted from NASDAQ.
The minimum closing bid price requirement set forth in NASDAQ Listing Rule 5550(a)(2) is $1.00.

The closing price of our common stock on April 24, 2024 was $0.6699. This closing price reflects our April 2024 Reverse Split, as discussed below.
After the effective date of the April 10, 2024 reverse stock split (the “April 2024 Reverse Split”), each stockholder now owns one share of common stock for each 15 shares previously owned. The April 2024 Reverse Split affected all stockholders uniformly and did not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of common stock were not affected by the April 2024 Reverse Split. As shown in the table below, proportionate adjustments for the April 2024 Reverse Split were made to the exercise prices and number of shares issuable under the Company’s equity incentive plans, and the number of shares underlying outstanding equity awards, as applicable. The April 2024 Reverse Split did not modify any voting rights or other terms of the common stock, and the number of authorized shares of the Company remained at 950,000,000.
The table below shows our capitalization of common stock, as of April 22, 2024, after giving effect to the April 2024 Reverse Split.
Effect of April 10, 2024 Reverse Stock Split:
	Authorized	Issued and Outstanding	Reserved for Future Issuance Pursuant to Outstanding Stock Options	Reserved for Future Issuance Pursuant to Outstanding Warrants	Reserved for Future Issuance Pursuant to Outstanding RSUs	Reserved for Future Issuance Pursuant to 2023 Equity Plan
Pre-Reverse Stock Split	950,000,000	745,426,859	4,137,149	97,780,228	194,720	15,824,784
Post-Reverse Stock Split 1 for 15	950,000,000	49,719,375	275,810	6,518,682	12,980	1,054,986
Purpose of the Proposed Reverse Stock Split
Our Board’s primary objective in proposing the reverse stock split is to raise the per share trading price of our common stock. In particular, this will help us to maintain the listing of our common stock on NASDAQ.
Delisting from NASDAQ may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.
If we are delisted from NASDAQ and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:
•
a limited availability of market quotations for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•
a limited amount of news and little or no analyst coverage for us;

•
we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•
a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

Since we have not been in compliance with the NASDAQ minimum bid requirement, our Board believes that the proposed reverse stock split is a potentially effective means for us to regain or maintain compliance with the listing rules of NASDAQ and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the NASDAQ by producing the immediate effect of increasing the bid price of our common stock.
Increase the Market Price of our Common Stock to a Level More Appealing for Investors
We also believe that the reverse stock split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have less third-party analysis of the Company available to investors. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.
We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. Our Board cannot predict with certainty what effect the reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will continue to qualify for listing on NASDAQ. As a result, the trading liquidity of our common stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.
Determination of Ratio
The ratio of the reverse stock split, if approved and implemented, will be a ratio of between 1-for-2 and 1-for-16 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Annual Meeting. Even if approved, the Board will have discretion to delay or not to implement the reverse stock split.
In determining the reverse stock split ratio, our Board will consider numerous factors, including:
(1)
the historical and projected performance of our common stock;

(2)
general economic and other related conditions prevailing in our industry and in the marketplace;

(3)
the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;

(4)
our capitalization (including the number of shares of our common stock issued and outstanding);

(5)
the prevailing trading price for our common stock and the volume level thereof; and

(6)
potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to amend the Amended and Restated Certificate of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.
Accounting Matters
The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-half to one-thirtieth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.
Principal Effects of the Reverse Stock Split
After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock. However, the reverse stock split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the reverse stock split. For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. No fractional shares will be issued as a result of the Proposed Reverse Split. All stockholders who would be entitled to receive fractional shares as a result of the Proposed Reverse Split will receive one whole share for their fractional share interest as determined by DTC at the participant level. Proportionate adjustments for the Proposed Reverse Split will be made to the exercise prices and number of shares issuable under the Company’s equity incentive plans, and the number of shares underlying outstanding equity awards, as applicable. The Proposed Reverse Split will not modify any voting rights or other terms of the common stock, and the number of authorized shares of the Company will remain at 950,000,000.
The table below summarizes our pro forma capitalization of common stock, as of April 24, 2024, before and after giving effect to a hypothetical reverse stock split of one-for-five (1-for-2), one-for-five (1-for-5), one-for-ten (1-for-10) and one-for-sixteen (1-for-16). The exact ratio within the range of one-for-two (1-for-2) and one-for-sixteen (1-for-16) would be determined by our Board. The reverse stock split would have no effect on our authorized stocks.
Effect of a reverse stock split:
	Authorized	Issued and Outstanding	Reserved for Future Issuance Pursuant to Outstanding Stock Options	Reserved for Future Issuance Pursuant to Outstanding Warrants	Reserved for Future Issuance Pursuant to Outstanding RSUs	Reserved for Future Issuance Pursuant to 2023 Equity Plan
Pre-Reverse Stock Split	950,000,000	49,700,000	275,810	6,518,682	12,980	1,054,986
Post-Reverse Stock Split 1 for 2	950,000,000	24,850,000	137,905	3,259,341	6,490	527,493
Post-Reverse Stock Split 1 for 5	950,000,000	9,940,000	55,162	1,303,736	2,596	210,997
Post-Reverse Stock Split 1 for 10	950,000,000	4,970,000	27,581	651,868	1,298	105,499
Post-Reverse Stock Split 1 for 16	950,000,000	3,106,250	17,238	407,417	811	65,936
After the effective date of any reverse stock split that our Board elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.
Also, the number of outstanding shares of our common stock and the number of authorized shares of our common stock would be reduced in accordance with the ratio for the proposed reverse stock split selected by the Board within the range set forth in this Proposal No. 3, but the percentage of the authorized shares of our common stock that are issued and outstanding would remain the same before and after the proposed reverse stock split is implemented.

For example, based on the 49,700,000 shares of our voting common stock outstanding on •, 2024, a proposed reverse stock split at a ratio of 1-for-16 would have the effect of reducing the number of outstanding shares of our voting common stock to approximately 3,106,250.
Further, the proposed reverse stock split would reduce the number of shares of our common stock issuable upon vesting of outstanding restricted stock units or conversion or exercise of outstanding warrants and stock options (and, as applicable, would increase the conversion, exchange or exercise price per share under such warrants and stock options), as well as the number of shares of our common stock reserved for issuance pursuant to our 2023 Equity Plan Reserves we may grant in the future. In each such case, the number of shares of our common stock would be reduced by the ratio at which the proposed reverse stock split is implemented, and any applicable conversion, exchange or exercise price per share would be increased by the same ratio.
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not affect the registration of our common stock under the Exchange Act. If the reverse stock split is implemented, our common stock would continue to be listing on the Nasdaq Capital Market under the symbol “NUTX”.
If the Reverse Stock Split Amendment is adopted by stockholders, all other sections of the Amended and Restated Certificate of Incorporation would be maintained in their current form.
Effect of Authorized but Unissued Shares
The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 950,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the caption “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.
Our Board believes that we will need to raise additional capital in the ordinary course of business. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split.
Potential Anti-Takeover and Dilutive Effects
The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed amendment, our Board will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NASDAQ listing standards, assuming we remain listed on NASDAQ. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.
In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Certain Risks Associated with the Reverse Stock Split
Before voting on this proposal, you should consider the following risks associated with the implementation of the reverse stock split:
(1)
Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

(2)
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

(3)
While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the reverse stock split is approved by our stockholders, the reverse stock split would become effective at such time prior to the one-year anniversary of this Annual Meeting, as it is deemed by our Board to be in the best interests of the Company and its stockholders and, that we file the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Even if the reverse stock split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock with the par value, and under the terms set forth in the amendment.
As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.
Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-split ownership interest.
Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.
Beginning on the effective time of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Fractional Shares
No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process as determined by DTC at the participant level. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.
No Dissenter’s Rights
Stockholders have no right under the Delaware General Corporation Law or the Company’s Amended and Restated Certificate of Incorporation or the Company’s Second Amended and Restated Bylaws to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.
U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to the holders of our common stock. It addresses only stockholders who hold our common stock as capital assets. It does not purport to be complete, does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, does not address U.S. federal estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income and does not address stockholders subject to special rules, including without limitation financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. In addition, this summary does not consider or discuss the tax treatment of partnerships or other pass-through entities or persons that hold our shares through such entities.
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. It does not address tax considerations under state, local, foreign and other laws. This summary is for general information purposes only, and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.
The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming that such treatment is correct, the reverse stock split generally will not result in the recognition of gain or loss for U.S. federal income tax purposes, except potentially with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that otherwise would be issued, as discussed below. Subject to the following discussion regarding a stockholder’s receipt of a whole share of our common stock in lieu of a fractional share, the adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares.

Stockholders who acquired their shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares. Additional information about the effects of the reverse stock split on the basis of holders of our common stock will be included in Internal Revenue Service Form 8937, Report of Organizational Actions Affecting Basis of Securities, which we will post to our website on or before the 45th day following the effective date of the reverse stock split, if effected.
As described above in the section titled “Fractional Shares,” no fractional shares of our common stock will be issued as a result of the reverse stock split. Instead, we will issue one (1) full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process as determined by DTC at the participant level. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of our common stock are not clear. A stockholder who receives one (1) whole share of our common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. We are not making any representation as to whether the receipt of one (1) whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the reverse stock split.
We have not sought, and will not seek, any ruling from the Internal Revenue Service or an opinion of tax counsel with respect to the matters discussed herein. The foregoing views are not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of a reverse stock split may vary significantly as to each holder of our common stock, depending upon the state in which such holder resides or does business. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.
Required Vote
To be approved and adopted, this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.
Required Vote
To be approved and adopted, this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A SPLIT RATIO OF BETWEEN 1-FOR-2 AND 1-FOR-16 AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION, PRIOR TO THE ONE-YEAR ANNIVERSARY OF THIS ANNUAL MEETING.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, and the Board has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Marcum LLP are expected to attend the Annual Meeting online, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.
Stockholder ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm is not required by Delaware law or the Company’s Second Amended and Restated Certificate of Incorporation or Second Amended and Restated Bylaws. However, the Board is submitting this appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of Marcum LLP, the Audit Committee will reconsider whether to continue to retain that firm for future service. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accountant Fees
The following table summarizes the fees billed for professional services by Marcum LLP for the years ended December 31, 2023 and 2022:
	Year Ended December 31,
	2023	2022
Audit Fees	$1,001,389	$1,424,460
Audit Related Fees	0	29,355
Tax Fees	0	0
Other Fees	0	0
Total	$1,001,389	$1,453,815
Audit Fees — This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with engagements for those years.
Audit-Related Fees — This category includes assurance and related services by the independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not reported under the caption “Audit Fees.”
Tax Fees — This category includes services rendered by the independent auditor for tax compliance, tax advice, and tax planning.
All Other Fees — This category includes products and services provided by the independent auditor other than the services reported under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”
Overview — The Company’s Audit Committee, reviews, and in its sole discretion pre-approves, our independent auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the independent auditors. Accordingly, all services described under “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were pre-approved by our Company’s Audit Committee. The Audit Committee may not engage the independent auditors to perform the non-audit services proscribed by law or regulation. The Company’s Audit Committee may delegate pre-approval authority to a member of the Board.
The Audit Committee has considered the services listed above to be compatible with maintaining Marcum LLP’s independence.

Required Vote
To be approved and adopted, this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.
THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

EXECUTIVE COMPENSATION
The following is a discussion of the compensation arrangements of our named executive officers. As a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies.”
Overiew
This section discusses the material components of the executive compensation for Nutex executive officers who are named in the “Summary Compensation Table.” As of December 31, 2023, the “named executive officers” which consist of any person who served, during the year ended December 31, 2023, as our principal executive officer and two of our other most highly compensated officers:
•
Thomas T. Vo, M.D. MBA, Chief Executive Officer;

•
Warren Hosseinion, M.D., President; and

•
Jon C. Bates, MBA, CPA, Chief Financial Officer.

Executive Officers
The following table sets forth certain information with respect to our executive officers as of April 25, 2024. Biographical information with regard to Drs. Vo and Hosseinion, who also serve as directors, is presented under “Proposal 1” in this Proxy Statement.
Name	Age	Position(s)
Tomas T. Vo, MD, MBA	51	Chief Executive Officer and Chairman of the Board
Warren Hosseinion, MD	52	President and Director
Joshua DeTillio	48	Chief Operating Officers (as of September 5, 2023)
Jon Bates, MBA, CPA	54	Chief Financial Officer
Pamela Montgomery, ESQ., LLM, MSN, BSN, RN	67	Chief Legal Officer — Healthcare
Elisa Luqman, ESQ., MBA	59	Chief Legal Officer — SEC
Michael Chang, MD	53	Chief Medical Officer
Joshua DeTillio
Prior to joining Nutex Health on September 5, 2023 as Chief Operating Officer, Mr. DeTillio served as CEO of Bravera Health with Community Health Systems, one of the nation’s largest healthcare companies. Prior to that he served three years as the CEO of Palms West Hospital, a full service hospital owned by HCA Florida Healthcare. Beginning in 2011 he was the Chief Administrative Officer (Hospital CEO) for Gulf Coast Medical Center with Lee Health in Ft Myers, FL. Prior to Lee Health, Mr. DeTillio worked for five years for Tenet Healthcare (THC), starting in 2006 as the Chief Operating Officer for North Shore Medical Center, in Miami, FL, and as the COO for St Mary’s Medical Center in West Palm Beach, FL. Mr. DeTillio began his healthcare career in 2003 with HCA at two hospitals in Miami, FL. Prior to his work in Healthcare, Mr. DeTillio served for five years in the US Army. As an Artillery officer, he led various units and teams as a Platoon leader, Fire Support officer, Fire Direction officer, and Company Executive officer. Mr. DeTillio received his Bachelor of Science degree from the United States Military Academy at West Point. He earned a Master of Business Administration from Vanderbilt University, as well as a Master of Public Health from Harvard University. He also is a Fellow (FACHE) with the American College of Healthcare Executives.
Jon C. Bates MBA, CPA
Jon C. Bates was appointed as the Company’s Chief Financial Officer effective June 30, 2022. From 2006 until June 2022, Mr. Bates served as Vice President of Accounting/Corporate Controller at U.S.

Physical Therapy, Inc (NYSE: USPH), one of the largest publicly traded national operators of outpatient physical therapy clinics and provider of industrial injury prevention services. Before joining USPH, Mr. Bates served as Chief Financial Officer and Chief Accounting Officer at Commerciant, L.P., Chief Accounting Officer/Corporate Controller at National Alarm Technologies LLC, Assistant Corporate Controller at American Residential Services, Inc., and a Senior Auditor at Arthur Andersen LLP. His areas of expertise include strategic financial planning, risk assessment & evaluation, Internal Audit/SOX reporting, valuation and deal acquisition, and many more. Mr. Bates is a Certified Public Accountant, holds a Bachelor of Business Administration from University of Texas at Austin and also received his Master of Business Administration from University of Houston. The Company believes that Mr. Bates extensive knowledge of Finance and Accounting, in combination with his experience with public financial reporting with the SEC, makes him a valuable Chief Financial Officer.
Pamela W. Montgomery ESQ., LLM., MSN, BSN, RN
Pamela Montgomery was appointed Chief Legal Officer (Healthcare) and Corporate Secretary of Nutex Health Inc. effective upon completion of the Merger on April 1, 2022. Since November 2017, Ms. Montgomery served as General Counsel for Nutex Heath, LLC and its affiliated entities. From November 2011, upon obtaining her LLM (Masters in Health Law), until November 2017, Ms. Montgomery was in private practice representing physicians and hospitals in litigation and mergers and before state boards of licensure, as well as general practice matters.
Elisa Luqman, ESQ., MBA
Ms. Luqman has served as the Chief Legal Officer (SEC) of our Company since April 1, 2022. She served as the Chief Financial Officer, Executive Vice President Finance and General Counsel of Clinigence Holdings, Inc. from October 2019 until the Merger. She also served as a director of Clinigence Holdings, Inc. from October 2019 to February 2021. At Clinigence Holdings, Inc., Ms. Luqman was responsible for maintaining the corporation’s accounting records and statements, preparing its SEC filings and overseeing compliance requirements. She was an integral member of the Clinigence Holdings, Inc. team responsible for obtaining its NASDAQ Stock Market LLC (“NASDAQ”) listing and completing the reverse merger with the Company. At the Company, Ms. Luqman continues to be responsible for preparing its SEC filings and overseeing compliance requirements. Ms. Luqman has served as Chief Financial Officer of Cardio since March 2021. In addition, Ms. Luqman co-founded bigVault Storage Technologies, a cloud-based file hosting company acquired by Digi-Data Corporation in February 2006. From March 2006 through February 2009, Ms. Luqman was employed as Chief Operating Officer of the Vault Services Division of Digi-Data Corporation, and subsequently during her tenure with Digi-Data Corporation she became General Counsel for the entire corporation. In that capacity she was responsible for acquisitions, mergers, patents, customer, supplier, and employee contracts, and worked very closely with Digi-Data’s outside counsel firms. In March 2009, Ms. Luqman rejoined iGambit Inc. (“IGMB”) as Chief Financial Officer and General Counsel. Ms. Luqman has overseen and been responsible for IGMB’s SEC filings, FINRA filings and public company compliance requirements from its initial Form 10 filing with the SEC in 2010 through its reverse merger with Clinigence Holdings, Inc. in October 2019. Ms. Luqman received a Bachelor of Arts, a Juris Doctor, and a Master of Business Administration with a specialization in Finance from Hofstra University. Ms. Luqman is a member of the bar in New York and New Jersey.
Michael Chang, M.D, Chief Medical Officer
Dr. Chang was appointed Chief Medical Officer of the Company effective April 1, 2022. Since founding Tyvan LLC, a medical billing company in 2012, he served as principal of Tyvan, which became a wholly owned subsidiary of the Company in connection with the Merger. Jointly with Dr. Vo, in 2008, he also founded Neighbors Emergency Center, a licensed and accredited full-service emergency room with several location in the greater Houston area, and served as Executive Director of practice management as well as Chairman of the Board. Further, Dr. Chang is founder and medical director for Hope Restored, a medical detox and rehab program as part of Nutex and SE Texas Hospital, a subsidiary of Nutex. In addition, in 2018, he founded Synergy Wellness as a separate business focusing on wellness practices and mental health.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of April 22, 2024, with respect to holdings of our common stock:
(1)
stockholders who beneficially owned more than 5% of the outstanding shares of our common stock;

(2)
each of our named executive officers and directors; and

(3)
all directors and executive officers as a group.

The number of shares of common stock beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.
Unless otherwise indicated, we believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, TX 77081.
All information set forth in the table below is adjusted for the Company’s 1-15 reverse stock split effective April 10, 2024 and is based on 49,719,714 shares of common stock outstanding as of April 22, 2024.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Tom Vo, Chairman and CEO(1)	17,988,185	36.20%
Warren Hosseinion, President and Director(2)	115,217	*
Mitchell Creem, Director(3)	26,258	*
Cheryl Y. Grenas, Director(4)	667	*
Michael L. Reed, Director(5)	667	*
Scott J. Saunders, Director	—	*
Kelvin Spears, Director	318,828	*
Joshua DeTillio, Chief Operating Officer	9,333	*
Jon C. Bates, Chief Financial Officer(6)	12,568	*
Michael Chang, Chief Medical Officer(7)	800,568	1.61%
Pamela Montgomery, Chief Legal Officer – Healthcare(8)	4,100	*
Elisa Luqman. Chief Legal Officer – SEC(9)	45,332	*
Executive Officers and Directors as a Group	19,321,722	38.52%

*
Less than 1%.

(1)
Micro Hospital Holding LLC (“MHH”) is the direct beneficial owner of 17,988,185, shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% owner and sole manager of MHH, is the indirect beneficial owner of such shares. Vo Family Limited Partnership (“VFLP”) is the direct beneficial owner of 2,500,000 shares of Common Stock. Dr. Vo, the Chairman and Chief Executive Officer of the Company, as the 100% sole trustee of VFLP, is the indirect beneficial owner of such shares.

(2)
Includes options to purchase 10,000 shares of the common stock at $22.50 per share, options to purchase 40,000 shares of the common stock at $24.15 per share, options to purchase 57,319 shares of the common stock at $41.25 per share and a warrant to purchase 720 shares of the common stock at $100.05 per share.

(3)
The Creem Family Trust (“CREEM”), the direct beneficial owner of 5,450 shares of Common Stock. Mitchell Creem, the co-trustee of CREEM, is the indirect beneficial owner of such shares. Includes options to purchase 5,675 shares of the common stock at $22.50 per share, options to purchase 3,000 shares of common stock at $24.15 per share, options to purchase 12,133 shares of common stock at $41.25 per share.

(4)
Includes 667 shares of common stock held by Xavier Grenas, Ms. Grenas’ husband.

(5)
Michael L Reed Trust IRA (“MLRTIRA”), the direct beneficial owner of 667 shares of Common Stock. Micheal L Reed, the sole trustee of MLRTIRA, is the indirect beneficial owner of such shares.

(6)
Includes 3,300 Restricted Stock Unit (RSUs) vesting on March 1, 2025.

(7)
Michael Chang PLLC (“CHANG”) is the direct beneficial owner of 800,568 shares of Common Stock. Dr. Chang as the 100% owner and sole manager of CHANG, is an indirect beneficial owner of such shares.

(8)
Includes 1,100 Restricted Stock Unit (RSUs) vesting on March 1, 2025.

(9)
Includes 91 shares of common stock held by Muhammad Luqman, Ms. Luqman’s husband, options to purchase 7,807 shares of the commons stock at $22.50 per share, options to purchase 26,667 shares of the common stock at $24.15 per share and options to purchase 10,000 shares of common stock at $41.25per share.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for each of the years ended December 31, 2023 and 2022.
On April 1, 2022, Nutex Health Holdco LLC (“Nutex Holdco”) merged with Clinigence Holdings, Inc. (“Clinigence”) (renamed Nutex Health Inc.). On such date, the company appointed the following executive officers:
Thomas T. Vo	Chief Executive Officer (former CEO at Nutex Holdco);
Warren Hosseinion	President (former CEO at Clinigence);
Michael Bowen	Chief Financial Officer (former CFO at Clinigence);
Elisa Luqman	Chief Legal Officer — SEC (former Chief Legal Officer at Clinigence); and
Pam Montgomery	Chief Legal Officer — Healthcare (former Chief Legal Officer at Nutex Holdco).
As applicable, compensation was paid to such officers in their capacities at each of pre-merger Clinigence and pre-merger Nutex Health Holdco, respectively, based on compensation decisions made at and performance of these respective entities.
Name and Principal Position	Year	Salary ($)	Stock ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Thomas T. Vo	2023	992,077	0	0	13,634(5)	1,005,711
Chief Executive Officer(2)	2022	931,841	0	0	6,384(5)	938,225
Warren Hosseinion	2023	710,180	0	0	24,207(5)	734,387
President(3)	2022	686,350	0	1,960,228	25,500(5)	2,672,078
Jon Bates	2023	361,582	70,200(6)	0	21,931(5)	453,713
Chief Financial Officer(4)	2022	150,000	0	0	2,912(5)	152,912

(1)
Discretionary stock option grants made in 2022 for completion of Merger. The amount reflects the grant date fair value of performance awards. The amount reported does not reflect compensation actually received.

(2)
Dr. Vo was appointed Chief Executive Officer of Nutex Health Inc. on April 1, 2022 with an annual base salary of $1,000,000. On February 8, 2024, Dr. Vo voluntarily agreed to a temporary 50% reduction in annual base salary to $500,000 per year. Prior to April 1, 2022, Dr. Vo was Chief Executive Officer of an affiliate of Nutex Health Holdco LLC.

(3)
Dr. Hosseinion was appointed President of the Company on April 1, 2022 with an annual base salary of $750,000. Prior to April 1, 2022, and starting February 26, 2021, Dr. Hosseinion was Chief Executive Officer of Clinigence Holdings, Inc. with a base salary of $475,000.

(4)
Jon Bates, MBA, CPA was appointed Chief Financial Officer of the Company effective June 30, 2022, with an annual base salary of $300,000.

(5)
Reflects health, dental and life insurance premiums, and 401(k) employer match paid for the applicable year.

(6)
Restricted stock award of 69,505 shares which vested on April 1, 2023. The amount reflects the grant date fair value of performance awards. The amount reported does not reflect compensation actually received.

Narrative to Summary Compensation Table
2023 Salaries
Nutex provides base salary to the NEOs and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year.
The compensation committee reviews executive base salaries in conjunction with Nutex’s annual performance review process. During this process, Nutex’s Chief Executive Officer will review the performance of the NEOs (other than himself) and will report those findings to the Compensation Committee. A NEO’s personal performance will be judged in part on whether Nutex’s business objectives are being met. In setting base salary, management and the Compensation Committee considers each NEO’s experience, skills, knowledge, responsibilities, and performance, Nutex’s performance as a whole, and the report and recommendations of Nutex’s Chief Executive Officer (other than for himself). An assessment of a NEO’s personal performance is qualitative, with much reliance on our Chief Executive Officer’s subjective evaluation of a NEO’s personal performance (other than his own personal performance) and the Compensation Committee’s experience and knowledge regarding compensation matters. No specific weight is attributed to any of the factors considered by the Compensation Committee in setting base salary changes. For newly hired NEOs, the Compensation Committee also considers the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join Nutex. The compensation committee aims to keep salaries in line with the external job market. Increases over the prior year’s base salary will be considered within the context of Nutex’s overall annual compensation adjustment budget to ensure that any increases are fiscally prudent and feasible for Nutex. The compensation committee does not apply specific formulas to determine increases. There is no process in setting these annual merit increase budgets other than the annual business planning process.
In 2023, the NEOs received an annual base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The 2023 annual base salaries for our NEOs were $1,000,000 for Thomas T. Vo, $750,000 for Warren Hosseinion, and $300,000 for Jon C. Bates.
2023 Bonuses
Our NEOs were eligible to earn cash bonuses for work performed in calendar year 2023, as determined by our Board and Compensation Committee (or a subcommittee thereof). No bonuses were awarded for fiscal year 2023.
Executive Compensation, Change of Control and Severance Arrangements
We have entered into offers of employment letters or employment agreements with each of our named executive officers: Drs. Vo and Hosseinion, and Jon Bates, our Chief Financial Officer. The material terms of these agreements are described below.
Thomas T. Vo entered into an employment agreement with the Company to serve as Chief Executive Officer of the Company for a five-year term following completion of the Merger for an annual base salary of $1,000,000, subject to a three percent minimum increase annually and review on at least an annual basis. On February 8, 2024, Dr. Vo voluntarily agreed to a 50% reduction of his annual salary to $500,000. Dr. Vo is eligible to receive an annual cash bonus, the decision to provide, amount and terms of which are in the sole and absolute discretion of the Compensation Committee of the Board. In addition, Dr. Vo is entitled to participate in the 2022 Plan. Dr. Vo’s employment may be terminated at any time by Dr. Vo or the Company, subject to certain notice requirements. Upon termination of Dr. Vo’s employment by the Company without cause or Dr. Vo’s resignation for good reason and completion of a general release of claims, Dr. Vo will be entitled to receive (i) an amount equal to three times Dr. Vo’s most recent base salary, plus (ii) a proportional payment of any annual bonus amount Dr. Vo would have earned with respect to days employed during the year of termination, and (iii) treatment of any outstanding equity awards as determined in accordance with the terms of the applicable award agreements. In the event that Dr. Vo’s employment is terminated by the Company for cause, Dr. Vo will be entitled to receive any earned but unpaid base salary and annual bonus for services rendered through the date of termination and compensation or benefits vested subject to the terms of the applicable compensation or benefits program or arrangement. The Vo Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property of the Company, participation in the Company’s employee benefit plans and reimbursement of expenses.
Warren Hosseinion entered into an employment agreement with the Company (the “Hosseinion Employment Agreement”) to serve as President of the Company for a five-year term following completion of the Merger. The Hosseinion Employment Agreement provides for an annual base salary of $750,000, subject to a minimum three percent increase annually and review on at least an annual basis. Dr. Hosseinion is eligible to receive an annual cash bonus, the decision to provide, amount and terms of which are in the sole and absolute discretion of the Board. In addition, Dr. Hosseinion is eligible to participate in any long-term incentive plan the Company makes available to its executives. Dr. Hosseinion’s employment may be terminated at any time by Dr. Hosseinion or the Company, subject to certain notice requirements.
Dr. Hosseinion’s resignation for good reason and completion of a general release of claims, Dr. Hosseinion will be entitled to receive a cash payment equal to (i) two times Dr. Hosseinion’s most recent base salary, plus (ii) an amount equal to the premium amounts paid for group medical, dental and vision coverage of Dr. Hosseinion for a period of twelve months. In the event that Dr. Hosseinion’s employment is terminated by the Company for cause, Dr. Hosseinion will be entitled to receive any earned but unpaid base salary and annual bonus for services rendered through the date of termination and compensation or benefits vested subject to the terms of the applicable compensation or benefits program or arrangement. The Hosseinion Employment Agreement also includes provisions regarding confidentiality, the assignment of intellectual property of the Company, participation in the Company’s medical and similar insurance plans and reimbursement of expenses.
Jon Bates, in connection with his appointment as the Company’s Chief Financial Officer, entered into a two-year employment agreement with the Company pursuant to which Mr. Bates receives a base annual salary of $300,000, subject to annual review by the Company’s Chief Executive Officer and Board. The employment agreement contains automatic one-year extensions at the end of each term unless 60-day advance notice of non-extension is delivered by either party. In the event the Company (or its successor) terminates Mr. Bates employment without cause or Mr. Bates resigns for good reason, severance benefits would be twelve months of base salary and a cash subsidy for group medical, dental and vision programs for twelve months. No severance is payable under the Bates Agreement if Mr. Bates employment is terminated by the Company for cause (as defined in the Bates Agreement), Mr. Bates resigns without good reason (as defined in the Bates Agreement) or is unable to perform due to death or disability. Mr. Bates is entitled to receive payment of all salary and benefits accrued up to the termination date of his employment upon any termination of employment, unpaid expense reimbursements, and accrued but unused paid time off within thirty (30) days. Mr. Bates will also be eligible to receive an annual cash bonus in an amount of up to forty percent (40%) of his base salary. The amount of the annual bonus will be recommended by the Chief Executive Officer at his discretion and approved by the Board. Mr. Bates will be eligible to participate in the Company’s long-term incentive plan that may be available to similarly positioned executives.

Outstanding Equity Awards at 2023 Fiscal Year End
The following table presents certain information concerning the outstanding option and RSU awards held as of December 31, 2023 by each NEO. The market values below are based on the reported closing market price of our common stock on Nasdaq as of December 30, 2023 ($0.18 per share).
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options(#): Exercisable	Number of Securities Underlying Unexercised Options (#): Unexerciseable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Warren Hosseinion	100,000	0	1.50	1/27/2030	0	0	0	0
	100,000	0	1.50	1/28/2031	0	0	0	0
	600,000	0	1.61	5/11/2027	0	0	0	0
	859,779	0	2.75	9/9/2031	0	0	0	0
Jon C. Bates	0	0	0	0	0	0	49,500	8,910
Benefits, Compensation, and other Considerations
Pension Benefits.   None of the NEOs participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by Nutex.
Nonqualified Deferred Compensation.   None of the NEOs participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by Nutex.
Health and Welfare Plans.   In 2023, we reimbursed our President for medical benefits pursuant to his employment agreement as set forth in the executive compensation table above, and the remaining NEOs participated in a 401(k) retirement savings plan maintained by Nutex. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2023, the Company made matching contributions up to 3% under the 401(k) plan.
In 2023, the NEOs participated in standard health and welfare plans maintained by Nutex Health Inc. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.
Tax Gross-Ups.   There were no gross up payments in 2023. Each employment agreement provides that if the compensation and benefits payable under such agreement would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, then the employment agreement or award agreements, as the case may be, would provide either the full amount or a lesser amount such that no portion is subject to Section 280G, whichever provides the higher after-tax amount, including the potential taxes under Section 4999.
Severance and Change in Control Payments and Benefits.   Awards granted under the 2023 Plan do not automatically accelerate and vest, become exercisable (with respect to stock options), or have performance targets deemed earned at target level if there is a sale of the Company. The 2023 Plan provides flexibility to the committee to determine how to adjust awards at the time of a sale of the Company.
Tax and Accounting Considerations.   While our Compensation Committee generally considers the financial accounting and tax implications to us of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs in 2023. We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Code, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Securities Trading Policy
Our Board has adopted a Securities Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. Our Securities Trading Policy can be found under the Corporate Governance section of our web site at https://www.nutexhealth.com/governance-documents.
Compensation Recovery (“Clawback”) Policy
We have adopted a compensation recovery policy (the “Clawback Policy”) in accordance with Listing Rule 5608 of the Nasdaq Stock Market. In the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under U.S. securities laws, the Compensation Committee, on behalf of the Company, shall seek to recover, reasonably promptly, from the executive officer, all incentive based compensation which is based on a financial reporting measure used or derived from the Company’s financial statements, which was erroneously awarded to an executive officer during the time period covered by the accounting restatement. The determination of the amount of erroneously awarded compensation, in the case of an accounting restatement, will be made without regard to any individual knowledge or responsibility of an executive officer related to the accounting restatement.
Equity Compensation Plan Information
Internal Revenue Code Section 409A
Internal Revenue Code Section 409A (“Section 409A”) imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although Nutex does not maintain a traditional nonqualified deferred compensation plan, Section 409A does apply to certain severance and bonus arrangements and equity awards. Further, Nutex intends to structure its equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.
2019 Omnibus Equity Incentive Plan
In 2019, we adopted the 2019 Omnibus Equity Incentive Plan (the “2019 Plan”). Awards granted under the 2019 Plan have a ten-year term and may be incentive stock options, non-statutory stock options, restricted stock, RSUs, stock appreciation rights, performance units or performance shares. The awards were granted at an exercise price equal to the fair market value on the date of grant and generally vest over a four-year period. The 2019 Plan has since been replaced by the 2022 Plan (as defined below).
2022 Equity Incentive Plan
On March 16, 2022, the shareholders of the Company approved the Amended and Restated Nutex Health Inc. 2022 Equity Incentive Plan (the “2022 Plan”) which amended and replaced, in its entirety, the 2019 Plan upon the closing of the merger by and among the Company, Nutex Acquisition LLC (“Merger Sub”), Micro Hospital Holding LLC (solely for the purposes of certain sections), Nutex Health LLC (solely for the purposes of certain sections) and Thomas T. Vo, solely in his capacity as the representative of the equityholders of the Company, pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of the Company (the “Merger”). Awards granted under the 2022 Plan have a ten- year term and may be incentive stock options, non-statutory stock options, restricted stock, RSUs, stock appreciation rights, performance units or performance shares. The awards are granted at an exercise price equal to the fair market value on the date of grant and generally vest over a four-year period. The Compensation Committee believes that unvested equity awards are a key factor in motivating and retaining executive personnel, as well as incentivizing executive personnel to preserve the current value and grow the future value of Nutex common stock, thereby furthering the interests of Nutex’s other stockholders.
The Company will no longer issue any awards under the 2022 Plan, which has been replaced by the 2023 Plan (described below).
2023 Equity Incentive Plan
This section summarizes the principal features of the Amended and Restated Nutex Health Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The summary is qualified in its entirety by reference to the complete text of the 2023 Plan, which is contained in our Schedule 14A filed on May 19, 2023 as Appendix A.
The purpose of the 2023 Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and equity-linked compensatory opportunities. The Company’s board of directors believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.
Eligibility and Administration
Employees, consultants and directors of the combined company and its affiliates, are eligible to receive awards under the 2023 Plan.
The 2023 Plan is administered by our Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the 2023 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2023 Plan, to interpret the 2023 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2023 Plan as it deems advisable. The plan administrator has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2023 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2023 Plan.
Shares Available for Awards
The 2023 Plan provides for equity incentive compensation awards in respect of our Common Stock. The initial aggregate number of shares of our Common Stock that available for issuance under the 2023 Plan was 666,667. In addition, the number of shares of Common Stock available for issuance under the 2023 Plan will be annually increased on January 1 of each calendar year beginning in 2024 and ending in 2033 by an amount equal to the lesser of (i) 1% of the outstanding shares of Common Stock on the final day of the immediately preceding calendar year or (ii) such smaller number of shares as is determined by our Board.
Shares issued under the 2023 Plan may consist, in whole or in part, of authorized but unissued Common Stock, Common Stock held in treasury or Common Stock purchased in the open market. The maximum potential initial share limit for the 2023 Plan is 666,667. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the 2023 Plan will be 1,333,333.
If an award under the 2023 Plan expires, lapses or is terminated, exchanged for or settled in cash, any shares subject to such award (or portion thereof) may, to the extent of such expiration, lapse, termination or cash settlement, be used again for new grants under the 2023 Plan. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation for any award will not reduce the shares available for grant under the 2023 Plan. Further, the payment of dividend equivalents in cash in conjunction with any awards under the 2023 Plan will not reduce the shares available for grant under the 2023 Plan. However, the following shares may not be used again for grant under the 2023 Plan: (i) shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of the SAR on exercise, and (ii) shares purchased on the open market with the cash proceeds from the exercise of options.
Awards granted under the 2023 Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2023 Plan but, to the extent granted in respect of an ISO, will count against the maximum number of shares that may be issued upon the exercise of ISOs.
The 2023 Plan provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year, or director limit, may not exceed the amount equal to $750,000.
Awards
The 2023 Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash-based awards. Certain awards under the 2023 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code (defined below), which may impose additional requirements on the terms and conditions of such awards. All awards under the 2023 Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our Common Stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.
•
Stock Options and SARs.

Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. Unless otherwise determined by our board of directors, the exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
•
Restricted Stock.

Restricted stock is an award of nontransferable shares of our Common Stock that are subject to certain vesting conditions and other restrictions.
•
RSUs.

RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2023 Plan.

•
Other Stock or Cash Based Awards.

Other stock or cash based awards are awards of cash, fully vested shares of our Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.
•
Dividend Equivalents.

Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator. Dividend equivalents payable with respect to an award prior to the vesting of such award instead will be paid out to the participant only to the extent that the vesting conditions are subsequently satisfied and the award vests.
Certain Transactions
The plan administrator has broad discretion to take action under the 2023 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2023 Plan and outstanding awards. In the event of a change in control (as defined in the 2023 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.
Prohibition on Repricing
Our Board may not reduce the exercise price of any stock option or SAR, or cancel any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs without the approval of the stockholders of the Company, except in connection with a corporate transaction involving the Company.
Plan Amendment and Termination
Our Board may amend or terminate the 2023 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2023 Plan, may materially and adversely affect an award outstanding under the 2023 Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2023 Plan will remain in effect until the tenth anniversary of the date our board of directors approve the 2023 Plan, unless earlier terminated. No awards may be granted under the 2023 Plan after its termination.
Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company clawback policy as set forth in such clawback policy or the applicable award agreement. Awards under the 2023 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2023 Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options.   If an optionee is granted an NSO under the 2023 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain.
Incentive Stock Options.   A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards.   The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Section 409A of the Code
Certain types of awards under the 2023 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2023 Plan and awards granted under the 2023 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2023 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Section 83(b) of the Code
No participant may make an election under Section 83(b) of the Code with respect to any award of restricted stock under the 2023 Plan without the consent of the administrator, which the administrator may grant (prospectively or retroactively) or withhold in its sole discretion. If, with the consent of the administrator, a participant makes an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than as of the date or dates upon which the participant would otherwise be taxable under Section 83(a) of the Code, the participant is required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
Grants of Plan-Based Awards in 2023
During the fiscal year ended December 31, 2023 no equity awards were made pursuant to our 2019 Plan and our 2022 Plan.
Option Exercises and Stock Vested in 2023
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jon C. Bates	—	—	99,000	$14,850
Potential Payments upon Termination or Change in Control
The table below sets forth the estimated amount of payments and other benefits each NEO would have been entitled to receive upon the occurrence of the indicated event, assuming that the event occurred on December 31, 2023. The information is provided relative to the NEO’s termination or change in control policies or arrangements in place on such date. The values relating to vesting of stock options and RSU awards are based upon a per share fair market value of our common stock of $0.18 the closing price of a share of our common stock as reported on Nasdaq on December 31, 2023, the last trading day in 2023.
Name	Salary and Other Cash Payments ($)(1)	Bonus ($)(2)	Vesting of Stock Options ($)(3)	Vesting of RSUs ($)	Health and Dental Benefits ($)(4)	Total ($)
Thomas T. Vo	3,000,000	0	0	0	0	3,013,634
Warren Hosseinion	1,500,000	0	0	0	24,207	1,524,207
Jon C. Bates	300,000	0	0	8,910	14,463	323,373

(1)
Upon termination of employment by the Company without cause or resignation for good reason, Dr. Vo will be entitled to receive an amount equal to three times Dr. Vo’s most recent base salary, Dr. Hosseinion’s will be entitled to receive a cash payment equal to two times Dr. Hosseinion’s most recent base salary and Mr. Bates will be entitled to twelve months of base salary.

(2)
Upon termination of employment by the Company without cause or resignation for good reason, Dr. Vo will be entitled a proportional payment of any annual bonus amount Dr. Vo would have earned with respect to days employed during the year of termination, Mr. Bates will be entitled an annual cash bonus in an amount of up to forty percent `of his base salary, and Dr. Hosseinion will be entitled an annual cash bonus as determined by the Board. There were no accrued and unpaid bonuses as of December 31, 2023.

(3)
There are no unvested Stock Options as of December 31, 2023.

(4)
Upon termination of employment by the Company without cause or resignation for good reason Dr. Hosseinion and Mr. Bates are entitled to an amount equal to the premium amounts paid for group medical, dental and vision coverage for a period of twelve months.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the company’s financial performance for each of the three years in the period ended December 31, 2023. As indicated above, we are permitted to report as a “smaller reporting company” under SEC rules. Accordingly, we have not included a tabular list of financial performance measures, and the table below (i) only includes the requisite information for three years, (ii) does not include information with respect to peer total stockholder return (“TSR”), and (iii) does not include a column for a Company-Selected Measure as defined in Item 402(v) of Regulation S-K. In accordance with applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for 2023 to determine the “actual” compensation paid to our principal executive officers (“PEOs”) and the average “actual” compensation paid to our other named executive officers (“NEOs”).
Effective April 1, 2022, Nutex Health Holdco, LLC merged with and into Clinigence Holdings, Inc., which was renamed Nutex Health Inc. and continues as the publicly traded registrant and reporting company. For purposes of the table below, information relating to periods prior to January 1, 2022 is with respect to Clinigence Holdings, Inc.
The following table summarizes compensation values reported in the Summary Compensation Table for our PEOs and the average for our other NEOs, as compared to “compensation actually paid” and the company’s financial performance for the years ended December 31, 2023, 2022 and 2021:
Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(1)(2)	Compensation Actually Paid to Second PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on TSR		Net Income (Loss) (in thousands)
2023	—	$1,005,711	—	$1,005,711	$594,050	$558,950		$(2,715)		$(45,786)
2022	$2,672,078	$931,841	$711,850	$931,841	$419,418	$191,506		$(450)		$(424,780)
2021	$1,832,670	—	$492,805	—	$572,976	$250,055	$	N/A	$	(N/A)

(1)
The first PEO and the second PEO in the table represent Warren Hosseinion and Tom Vo, respectively. The non-PEO NEOs reflected in the table for each of 2023, 2022 and 2021 are as follows:

2023:   Warren Husseinion and Jon Bates
2022:   Jon Bates and Michael Bowen.
2021:   Michael Bowen and Elisa Luqman.
(2)
The company deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation S-K as disclosed in columns (c) and (e) for our PEO and non-PEO NEOs in 2023. Because the company’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans.

	2023	2022
FIRST PEO SUMMARY COMPENSATION TABLE TOTAL	$1,005,711	$2,672,078
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	$—	1,960,228
Fair value at year end of equity awards granted during the year	—	—
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	—
Change in fair value of equity awards granted in current year that vested during the year	—	—
Change in fair value of equity awards granted in prior years that vested during the year	—	—
Equity awards granted in prior years that were forfeited during the year	—	—
Tax Gross up(a)	$—	—
COMPENSATION ACTUALLY PAID TOTAL	$1,005,711	$711,850

(a)
Tax gross-up payment to Mr. Hosseinion for effect of stock option grants pursuant to the AHA AHP Mergers in light of his contributions and this tax being applicable due to Mr. Hosseinion receiving reduced amounts of compensation for his service prior to entering into the AHA and AHP Merger Agreement.

	2023	2022
NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTAL	$594,050	$419,418
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	$35,100	$227,912
Fair value at year end of equity awards granted during the year
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	—	—
Change in fair value of equity awards granted in current year that vested during the year	—	—
Change in fair value of equity awards granted in prior years that vested during the year	—	—
Equity awards granted in prior years that were forfeited during the year	—	—
Dividends or other earnings paid on equity awards during the year	—	—
Total Equity Award Related Adjustments	$—	$227,912
COMPENSATION ACTUALLY PAID TOTAL	$558,950	$191,506
Narrative Disclosure to Pay versus Performance Table
The illustrations below provide a graphical description of the relationship between compensation actually paid (“CAP”) and the following measures:
•
the company’s cumulative TSR; and

•
the company’s net income (loss).

CAP and Company Cumulative TSR
CAP and Company Net Income (Loss)

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
Internal Revenue Code Section 409A
Discussion of Section 409A can be found in the “Equity Compensation Plan Information  —  Internal Revenue Code Section 409A” section above.
2019 Omnibus Equity Incentive Plan
Discussion of the 2019 Plan can be found in the “Equity Compensation Plan Information  —  2019 Omnibus Equity Incentive Plan” section above.
2022 Equity Incentive Plan
Discussion of the 2022 Plan can be found in the “Equity Compensation Plan Information  —  2022 Equity Incentive Plan” section above.
2023 Equity Incentive Pan
Discussion of the 2023 Plan can be found in the “Equity Compensation Plan Information  —  2023 Equity Incentive Plan” section above.
Since approval of the 2023 Plan at the 2023 Annual Meeting, we no longer grant any awards under the 2022 Plan.
The following table contains information as of December 31, 2023 regarding shares of common stock that may be issued under our equity compensation plans.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,147,770	$2.32	1,352,240
Equity compensation plans not approved by security holders
Total	5,147,770	$2.32	1,352,240

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Since January 1, 2023, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Related Person Transactions
Our Chief Executive Officer Thomas T. Vo has interests in Physician LLCs controlled by or affiliated with Dr. Vo (“Physician LLCs”), are leased from real estate entities which are owned by related parties and Micro Hospital Holding LLC, an affiliate of the Company, which has been consolidated by the Company as a variable interest entity.
Most of our hospital division facilities are leased from real estate entities which are owned by related parties, namely the members of the applicable Physician LLCs. These leases are typically on a triple net basis where our hospital division is responsible for all operating costs, repairs and taxes on the facilities. During the year ended December 31, 2023, we made cash payments for these lease obligations totaling $15.7 million.
While we have no direct ownership interest, we have historically provided support to the Physician LLCs in the event of cash shortages and received the benefit of their cash surpluses, the amounts due from Physician LLCs totaled $4.3 million at December 31, 2023. The Physician LLCs had outstanding obligations to their member owners, who are also Company stockholders, totaling $4.3 million at December 31, 2023.
Indemnification of Directors
Our Amended and Restated Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the DGCL and provides that no director will have personal liability to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director. In addition, we have entered into indemnification agreements with each of our directors that that require us, among other things, to indemnify each director for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors. See the “Corporate Governance — Limitation of Liability and Indemnification” section of this proxy statement for a further discussion of these arrangements.
Policies and Procedures for Related Person Transactions
Our Board has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer (SEC) is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Ethics policy, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairman of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2023 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2023 other than two Form 3s filed one each by Danniel Stites and Joshua DeTillio, and four Form 4s filed one each by Tom Vo, Warren Hosseinion, Jon Bates and Pamela Montgomery, which were filed late.
STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2024 must be received by us no later than •, 2025, which is 45 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with this year’s Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the 2025 annual meeting of stockholders, unless the date of the 2025 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2024 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In addition, our Second Amended and Restated Bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting of stockholders other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 45 calendar days before nor more than 75 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2025 annual meeting of stockholders, such a proposal must be received by us no earlier than •, 2025 and no later than •, 2025. However, if the date of the 2025 annual meeting of stockholders is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting of stockholders and no later than the close of business on the later of (a) 90 days prior to such annual meeting of stockholders and (b) 10 days following the day on which notice of the date of such annual meeting of stockholders was mailed or public announcement of the date of such annual meeting of stockholders was first made, whichever first occurs. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2024 annual meeting of stockholders. Stockholders are advised to review our Second Amended and Restated Bylaws which also specify requirements as to the form and content of a stockholder’s notice, including the information required by Rule 14a-19 under the Exchange Act.
Any proposals, notices or information about proposed director candidates should be sent to:
Nutex Health Inc.
6030 S. Rice Ave, Suite C,
Houston, Texas 77081
Attention: Corporate Secretary

STOCKHOLDERS SHARING THE SAME ADDRESS
The rules promulgated by the SEC permit companies, banks, brokerage firms or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their bank, brokerage firm or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your bank, brokerage firm or other intermediary from whom you received such mailing. We will promptly deliver a separate copy of the proxy statement and/or annual report to you if you contact us at the following address or telephone number: Nutex Health Inc., 6030 S. Rice Ave, Suite C, Houston, TX 77081, Attention: Corporate Secretary, (713) 660-0557. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their bank, brokerage firm or other intermediary or by contacting us at the address or telephone number above.
OTHER MATTERS
We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this proxy statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

Appendix A
FORM
OF
AMENDMENT NO. 2
TO
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NUTEX HEALTH INC.
Nutex Health Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify that:
1.
The name of this Corporation is Nutex Health Inc. and this Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware on April 13, 2000 under the name “Big Vault.com, Inc.”

2.
The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH in its entirety and substituting in lieu thereof the following new Article FOURTH:

FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is 950,000,000 shares of Common Stock, $.001 par value per share.
Effective as of 11:59 p.m. Eastern time on • , every [Insert ratio between 1-2 and 1-16] (the “Reverse Split Factor”) outstanding shares of Common Stock shall without further action by the Corporation or the holder thereof be combined into and automatically become one share of Common Stock (the “Reverse Stock Split”); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split, and instead, the Corporation shall issue one full share of post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split.
3.
This Amendment to Second Amended and Restated Certificate of Incorporation in the form has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

IN WITNESS WHEREOF, this Amendment to Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on the • day of •.
By:

A-1

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SCAN TO VIEW MATERIALS & VOTE

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01 Thomas T. Vo
02 Warren Hosseinion
03 Mitchell Creem
04 Cheryl Grenas
05 Michael L. Reed
06 Scott J. Saunders
07 Kelvin Spears

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000646117_1 R1.0.0.6

NUTEX HEALTH INC.c/o Transfer Online, Inc. 512 SE Salmon St. Portland, OR 97214Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Investor Address Line 5John Sample1234 ANYWHERE STREETANY CITY, ON A1A 1A1 234567 8234567 8234567 8234567 8234567 8234567 8 111OF2 SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/16/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/16/2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAMETHE COMPANY NAME INC. - COMMONTHE COMPANY NAME INC. - CLASS ATHE COMPANY NAME INC. - CLASS BTHE COMPANY NAME INC. - CLASS CTHE COMPANY NAME INC. - CLASS DTHE COMPANY NAME INC. - CLASS ETHE COMPANY NAME INC. - CLASS FTHE COMPANY NAME INC. - 401 KTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:xTHIS PROXY CARD IS VALID CONTROL # →SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345PAGE1OF2KEEP THIS PORTION FOR YOUR RECORDS ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following:1.Election of DirectorsNominees01Thomas T. Vo02WarrenHosseinion06Scott J. Saunders07KelvinSpears ForWithhold For AllTo withholdauthority to voteforanyAllAllExceptindividualnominee(s), mark“ForAllExcept” and write the number(s) of thenominee(s) on the line below.00003Mitchell Creem04 Cheryl Grenas05 Michael L. Reed 020000000000 TheBoard of Directors recommends you vote FOR proposals 2, 3 and 4.ForAgainstAbstain2To vote in an advisory capacity concerning the Company's executive compensation.0003To approve a Charter amendment to effect a reverse stock split of outstanding shares of common stock at a000split ratio of between 1-for-2 and 1-for-16 in the Board's sole discretion within on year of this annualmeeting.4To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year000ending December 31, 2024.NOTE: Such other business as may properly come before the meeting or any adjournment thereof. R1.0.0.61 _ 0000646117 Investor Address Line 1Investor Address Line 2Investor Address Line 3Investor Address Line 4Please sign exactly as your name(s) appear(s) hereon. When signing asInvestor Address Line 5John Sampleattorney, executor, administrator, or other fiduciary, please give full1234 ANYWHERE STREETtitle as such. Joint owners should each sign personally. All holders mustANY CITY, ON A1A 1A1sign. If a corporation or partnership, please sign in full corporate orpartnership name, by authorized officer.SHARESCUSIP #JOB #SEQUENCE #Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement, Form 10-K are available at www.proxyvote.comNUTEX HEALTH INC.Annual Meeting of ShareholdersJune 17, 2024 10:00 AM ESTThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Tom Vo and Jon Bates, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NUTEX HEALTH INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, EST on 6/17/2024, via internet, www.virtualshareholdermeeting.com/NUTX2024 and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.R1.0.0.62 _ 0000646117 Continued and to be signed on reverse side